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                                                                    Exhibit 99.1

              [HANOVER CAPITAL MORTGAGE HOLDINGS, INC. LETTERHEAD]

For further information, contact:
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
John A. Burchett, CEO, Irma N. Tavares, COO, or Harold McElraft, CFO
732/548-0101


                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
                 2005 FOURTH-QUARTER DIVIDEND OF $0.25 PER SHARE

     EDISON, NEW JERSEY, DECEMBER 19, 2005 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) announced that the Board of Directors declared a fourth quarter common stock dividend of $0.25 per share on December 15, 2005 to be paid on January 17, 2006 to stockholders of record as of December 31, 2005. This dividend will be treated as paid to shareholders in 2005 for tax purposes, which brings the total amount of dividends paid for the 2005 taxable year to $1.10 per share.

Commenting on the fourth quarter dividend, John A. Burchett, President and Chief Executive Officer, said, "We expect the fourth quarter earnings to be below the level of the common stock dividend declared today. We are continuing our efforts to increase net interest income and reduce reliance on gains from sales of our securities. As a result gain income is expected to be below historical levels as we retain and grow our investment portfolio of subordinated mortgage backed securities."

"Looking forward, the proceeds of the recent trust preferred offering are now fully invested, primarily in subordinated mortgage-backed securities, bringing the carrying value of these investments to approximately $103 million at December 15, 2005, compared to $63.3 million at September 30, 2005. We have also taken steps to substantially reduce the expenses associated with the technology unit and eliminate its negative impact on earnings. This is consistent with our strategic focus to continue to grow the investment portfolio under management and to rationalize the impact of the taxable subsidiaries on the growth and volatility of earnings and dividends. Despite the challenges presented by the current flat yield curve environment, we believe our strategic focus will generate attractive returns for our stockholders over the longer term."

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and outsourcing services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

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CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING"
STATEMENTS AS DEFINED IN SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. HCM IS INCLUDING THIS CAUTIONARY STATEMENT TO MAKE APPLICABLE AND TAKE ADVANTAGE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, TO DIFFER MATERIALLY FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. THE FORWARD-LOOKING STATEMENTS ARE BASED ON HCM'S CURRENT BELIEF, INTENTIONS AND EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OR INDICATIVE OF FUTURE PERFORMANCE. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS, RISKS AND UNCERTAINTIES THAT ARE DESCRIBED IN ITEM 1 OF HCM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 AND IN OTHER SECURITIES FILINGS BY HCM. HCM'S FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS WELL AS ANY FORWARD-LOOKING STATEMENTS, ARE SUBJECT TO CHANGE AND INHERENT RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF AND HCM UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT WHETHER AS A RESULT OF NEW INFORMATION, SUBSEQUENT EVENTS OR CIRCUMSTANCES OR OTHERWISE, UNLESS OTHERWISE REQUIRED BY LAW.

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